As filed with the Securities and Exchange Commission on February 27, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIRGIN MEDIA FINANCE PLC*

(Exact name of registrant as specified in its charter)

*And the guarantors listed below

England and Wales	98-0425095
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Media House

Bartley Wood Business Park, Bartley Way, Hook

Hampshire RG27 9UP

United Kingdom

+44 (0) 1256 752000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Scott Dresser

Secretary and General Counsel

Virgin Media Inc.

909 Third Avenue, Suite 2863

New York, New York 10022

(212) 906-8440

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Timothy E. Peterson

Milbank, Tweed, Hadley & McCloy LLP

10 Gresham Street

London, EC2V 7JD

United Kingdom

Tel: +44 (0) 20 7615 3000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrants	Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
Virgin Media Inc.	Delaware	59-3778247
Virgin Media Group LLC	Delaware	20-5117579
Virgin Media Holdings Inc.	Delaware	52-1822078
Virgin Media (UK) Group, Inc.	Delaware	13-3730355
Virgin Media Communications Limited	England and Wales	Not applicable
Virgin Media Investment Holdings Limited	England and Wales	Not applicable
Virgin Media Investments Limited	England and Wales	Not applicable

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Debt Securities				$0(2)
Guarantees of Debt Securities				$0(3)

(1)	An indeterminate aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.

(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee on a “pay-as-you-go basis.”

(3)	Debt securities issued by Virgin Media Finance PLC will be accompanied by guarantees by Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, Virgin Media Investment Holdings Limited and Virgin Media Investments Limited. No additional consideration will be received for the guarantees, if any, of the debt securities. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees.

PROSPECTUS

VIRGIN MEDIA FINANCE PLC

Debt Securities

Fully and Unconditionally Guaranteed by Virgin Media Inc.

By this prospectus, we may from time to time offer debt securities of Virgin Media Finance PLC in one or more offerings. Virgin Media Inc. will fully and unconditionally guarantee the payment obligations of the debt securities of Virgin Media Finance PLC issued under this prospectus. In addition, the payment obligations of the debt securities of Virgin Media Finance PLC will be guaranteed by Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, Virgin Media Investment Holdings Limited and Virgin Media Investments Limited, wholly-owned subsidiaries of Virgin Media Inc. We will provide the specific terms of these securities in supplements to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated February 27, 2012

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell debt securities in one or more offerings.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities offered, including the specific amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

As used in this prospectus, all references to the “Company,” “Virgin Media,” the “Registrant,” “we,” “us” and “our,” and all similar references, are to Virgin Media Inc. and all of its consolidated subsidiaries (including Virgin Media Finance PLC), unless otherwise stated or the context otherwise requires.

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Where You Can Find More Information

Virgin Media is subject to the information and reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, it files annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that Virgin Media files at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the internet website maintained by the SEC at www.sec.gov.

The SEC allows us to incorporate by reference into this prospectus the information filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in documents that we file with the SEC after the date of this prospectus and that are incorporated or deemed to be incorporated by reference into this prospectus will automatically update and, where applicable, supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings Virgin Media may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering.

Virgin Media Inc. Filings	Period and Date Filed
Annual Report on Form 10-K	Year ended December 31, 2011, as filed on February 21, 2012.

Current Reports on Form 8-K	Filed on January 11, 2012, February 2, 2012, February 8, 2012 (under Item 8.01) and February 17, 2012.

We are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

You may request a copy of the information incorporated in this prospectus by reference, at no cost, by writing or telephoning Virgin Media’s Office of Investor Relations:

Virgin Media Inc.

909 Third Avenue, Suite 2863

New York, New York 10022

United States

Attention: Investor Relations

Telephone: +1 (212) 906-8440 or +44 (0) 2072 995479

For general inquiries concerning us please call:

+1 (212) 906-8440

You may also obtain a copy of these filings from our website at www.virginmedia.com. The investor relations section of our website can be accessed under the heading “About Virgin Media—Investor Centre.” The information on our website or any other website referenced in this prospectus is not intended to be incorporated by reference and should not be considered a part of this prospectus.

You should rely only upon the information provided in this prospectus and in the relevant prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than that on the front cover of the document.

Virgin Media has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference in this prospectus at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet site, as listed above.

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Forward-Looking Statements

Various statements contained in this document or incorporated by reference herein constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Words like “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “think,” “strategy,” and similar expressions identify these forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by these forward-looking statements. These factors, among others, include the following:

•	We operate in highly competitive markets which may lead to a decrease in our average revenue, increased costs, customer churn or a reduction in the rate of customer acquisition

•	The sectors in which we compete are subject to rapid and significant changes in technology, and the effect of technological changes on our businesses cannot be predicted

•	Our fixed line telephony revenue is declining and unlikely to improve

•

A failure in our network and information systems could significantly disrupt our operations, which could have a material adverse effect on those operations, our business, our results of operations and financial condition

•	Unauthorized access to our network resulting in piracy could result in a loss of revenue

•	We rely on third-party suppliers and contractors to provide necessary hardware, software or operational support and are sometimes reliant on them in a way which could economically disadvantage us

•	The “Virgin” brand is not under our control and the activities of the Virgin Group and other licensees could have a material adverse effect on the goodwill of customers towards us as a licensee

•	Our inability to obtain popular programming or to obtain it at a reasonable cost could potentially have a material adverse effect on the number of customers or reduce margins

•	Adverse economic developments could reduce customer spending for our TV, broadband, and telephony services and could therefore have a material adverse effect on our revenue

•	We are subject to currency and interest rate risks

•	We are subject to tax in more than one tax jurisdiction and our structure poses various tax risks

•	Virgin Mobile relies on Everything Everywhere’s networks to carry its communications traffic

•	We do not insure the underground portion of our cable network and various pavement-based electronics associated with our cable networks

•

We are subject to significant regulation, and changes in U.K. and EU laws, regulations or governmental policy affecting the conduct of our business may have a material adverse effect on our ability to set prices, enter new markets or control our costs

•

We may experience difficulties in providing our services efficiently to our customers whilst the London 2012 Olympic Games are taking place which may have a material adverse effect our reputation and ability to retain our customers

•

We have substantial indebtedness which may have an adverse effect on our available cash flow, our ability to obtain additional financing if necessary in the future, our flexibility in reacting to competitive and technological changes and our operations

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•	We may not be able to fund our debt service obligations in the future

•	The covenants under our debt agreements place certain limitations on our ability to finance future operations and how we manage our business

These and other factors are discussed in more detail under Item 1A “Risk Factors” in our Annual Report on Form 10-K incorporated by reference into this prospectus. We assume no obligation to update our forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting these statements.

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Virgin Media

We are a leading entertainment and communications business, being a “quad-play” provider of broadband internet, television, mobile telephony and fixed line telephony services that offers a variety of entertainment and communications services to residential and commercial customers throughout the U.K. We are one of the U.K.’s largest providers of residential broadband internet, pay television and fixed line telephony services by number of customers. We believe our advanced, deep fiber access network enables us to offer faster and higher quality broadband services than our digital subscriber line, or DSL, competitors. As a result, we provide our customers with a leading next generation broadband service and one of the most advanced TV on-demand services available in the U.K. market. As of December 31, 2011, we provided services to approximately 4.8 million residential cable customers on our network. We are also one of the U.K.’s largest mobile virtual network operators by number of customers, providing mobile telephony service to approximately 1.5 million prepay mobile customers and approximately 1.5 million contract mobile customers over third party networks. In addition, we provide a complete portfolio of voice, data and internet solutions to businesses, public sector organizations and service providers in the U.K. through Virgin Media Business.

Virgin Media Finance PLC is a public limited company organized under the laws of England and Wales. Virgin Media Inc. is a Delaware corporation. Our group’s principal executive offices are located at 909 Third Avenue, Suite 2863, New York, New York 10022, and our telephone number at that address is +1 (212) 906-8440.

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Ratio of Earnings to Fixed Charges

The following table sets forth the historical ratios of earnings to fixed charges of Virgin Media for the periods indicated.

	Year ended December 31,
	2011	2010	2009	2008	2007
	(in millions)
Fixed charges:
Interest	£440.8	£477.8	£455.1	£499.3	£514.1
Interest portion of rental expense	15.7	17.6	16.1	10.6	12.6

Fixed charges	£456.5	£495.4	£471.2	£509.9	£526.7

Earnings:
Income (loss) from continuing operations before income taxes	£77.1	£(177.5)	£(361.1)	£(813.1)	£(491.2)
Fixed charges	456.5	495.4	471.2	509.9	526.7
Less: capitalized interest	—	—	—	—	—

Total earnings (deficit)	£533.6	£317.9	£110.1	£(303.2)	£35.5

Ratio of total earnings to fixed charges(1)	1.2 x	£(177.5)	£(361.1)	£(813.1)	£(491.2)

(1)	Earnings for each of the years ended December 31, 2010, 2009, 2008 and 2007 were inadequate to cover fixed charges by the amounts indicated in this row.

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Use of Proceeds

We intend to use the net proceeds from any sale of debt securities as set forth in the applicable prospectus supplement.

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Description of Securities We May Offer

We may from time to time offer debt securities of Virgin Media Finance PLC in one or more offerings. Virgin Media Inc. will unconditionally guarantee the payment obligations of the debt securities of Virgin Media Finance PLC issued under this prospectus. In addition, the payment obligations of the debt securities of Virgin Media Finance PLC will be guaranteed by Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, Virgin Media Investment Holdings Limited and Virgin Media Investments Limited, wholly-owned subsidiaries of Virgin Media Inc. The terms of any series of debt securities that we offer will be described in the applicable prospectus supplement.

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Plan of Distribution

We may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

A prospectus supplement relating to a particular offering of securities may include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

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Validity of the Securities

In connection with particular offerings of the securities, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for Virgin Media by Milbank, Tweed, Hadley & McCloy LLP, London, England, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

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Experts

The consolidated financial statements and financial statement schedule of Virgin Media Inc. and subsidiaries, and the effectiveness of Virgin Media Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2011, and the consolidated financial statements of Virgin Media Investment Holdings Limited and subsidiaries, and Virgin Media Investments Limited and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference into this prospectus. Such consolidated financial statements and financial statement schedule of Virgin Media Inc. and subsidiaries, Virgin Media Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, and such consolidated financial statements of Virgin Media Investment Holdings Limited and subsidiaries and of Virgin Media Investments Limited and subsidiaries have been incorporated by reference into this prospectus in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by Virgin Media in connection with the issuance and distribution of securities registered under this registration statement:

	Amount to be paid
SEC registration fee	$		*
Legal fees and expenses		650,000
Fees and expenses of qualification under state securities laws (including legal fees)		5,000
Accounting fees and expenses		100,000
Printing fees		85,000
Rating agency fees		775,000
Trustee’s fees and expenses		50,000
Miscellaneous		100,000

Total		$1,765,000	**

*	The Registrant is registering an indeterminate amount of securities under this registration statement and, in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement.

**	Excludes SEC registration fee.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the U.S. Securities Act of 1933, or the Securities Act. In order to receive indemnification, the director, officer, employee or agent must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. However, in the case of proceedings brought by or on behalf of the corporation, indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation, unless the court determines otherwise. Our certificate of incorporation and restated bylaws require us to indemnify our officers and directors to the full extent permitted by Delaware law. The indemnification permitted under Delaware is not exclusive of any other rights to which these persons may be entitled.

Section 102(b)(7) of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for:

•	breaches of the duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law;

•	unlawful payments of dividends, stock purchases or redemptions; or

•	transactions from which a director derives an improper personal benefit.

Our certificate of incorporation limits to the full extent permitted by Delaware law our directors’ liability to us and our stockholders for monetary damages for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in his or her capacity as a director, officer, employee or agent of the corporation, or arising out of his or her status as a director, officer, employee or agent of the corporation. Our certificate of incorporation and restated bylaws provide that we may, to the full extent permitted by law, purchase and maintain insurance on behalf of any of our directors, officers, employees or agents against any liability that may be asserted against him or her and we currently maintain this insurance. We have liability insurance covering our directors and officers for claims asserted against them or incurred by them in their capacity as directors and officers, including claims brought under the Securities Act.

In addition, we provide indemnity agreements to our officers and directors. Under our restated bylaws and these indemnity agreements, we must indemnify an indemnitee to the fullest extent permitted by the Delaware General Corporation Law for losses and expenses incurred in connection with actions in which the indemnitee is involved by reason of having been a director or officer of ours. We are also obligated to advance expenses an indemnitee may incur in connection with these actions before any resolution of the action. The form of indemnity agreement provided to our directors and officers has been filed as Exhibit 10.40 to our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 1, 2007, and is incorporated herein by reference.

Item 16.	Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

4.1**	Form of Indenture.

4.2**	Form of Debt Securities (included in Exhibit 4.1).

5.1**	Opinion of Milbank, Tweed, Hadley & McCloy LLP, as to the legality of the securities being registered.

12.1**	Computation of Ratios of Earnings to Fixed Charges.

23.1**	Consent of Ernst & Young LLP for Virgin Media Inc., Virgin Media Investment Holdings Limited and Virgin Media Investments Limited.

23.2**	Consent of Milbank, Tweed, Hadley & McCloy LLP is contained in its opinion filed as Exhibit 5.1.

24.1**	Power of Attorney (included on signature page).

25.1**	Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Indenture, on Form T-1.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the Registrant in connection with a specific offering, and incorporated herein by reference.

**	Filed herewith.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that:

(a) paragraphs (i) and (ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by such clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

(b) paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(c) Provided further, however, that paragraphs (i) and (ii) do not apply if the registration statement is for an offering of asset backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 27th day of February, 2012.

VIRGIN MEDIA FINANCE PLC

By:	/S/ ROBERT C. GALE
Name:	Robert C. Gale
Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Dresser and Eamonn O’Hare or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ ROBERT C. GALE Robert C. Gale	Director (Principal Financial Officer and Principal Accounting Officer)	February 27, 2012

/S/ JOANNE TILLBROOK Joanne Tillbrook	Director (Principal Executive Officer)	February 27, 2012

/S/ JAMES F. MOONEY James F. Mooney	Authorized Representative in the United States	February 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 27th day of February, 2012.

VIRGIN MEDIA INC.

By:	/S/ SCOTT DRESSER
Name:	Scott Dresser
Title:	Secretary and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Dresser and Eamonn O’Hare, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ NEIL BERKETT Neil Berkett	Chief Executive Officer and (Principal Executive Officer)	February 27, 2012

/S/ EAMONN O’HARE Eamonn O’Hare	Chief Financial Officer and Director (Principal Financial Officer)	February 27, 2012

/S/ ROBERT C. GALE Robert C. Gale	Vice President-Controller (Principal Accounting Officer)	February 27, 2012

/S/ CHARLES ALLEN Charles Allen	Director	February 27, 2012

/S/ DOREEN A. TOBEN Doreen A. Toben	Director	February 27, 2012

/S/ JAMES A. CHIDDIX James A. Chiddix	Director	February 27, 2012

/S/ ANDREW COLE Andrew Cole	Director	February 27, 2012

/S/ WILLIAM R. HUFF William R. Huff	Director	February 27, 2012

Signature	Title	Date

/S/ GORDON MCCALLUM Gordon McCallum	Director	February 27, 2012

/S/ JAMES F. MOONEY James F. Mooney	Director	February 27, 2012

/S/ JOHN RIGSBY John Rigsby	Director	February 27, 2012

/S/ STEVEN J. SIMMONS Steven J. Simmons	Director	February 27, 2012

/S/ GEORGE R. ZOFFINGER George R. Zoffinger	Director	February 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 27th day of February, 2012.

VIRGIN MEDIA GROUP LLC

By:	/S/ ROBERT C. GALE
Name:	Robert C. Gale
Title:	Vice President-Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Dresser and Eamonn O’Hare, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ JAMES F. MOONEY James F. Mooney	President and Sole Manager (Principal Executive Officer)	February 27, 2012

/S/ EAMONN O’HARE Eamonn O’Hare	Chief Financial Officer (Principal Financial Officer)	February 27, 2012

/S/ ROBERT C. GALE Robert C. Gale	Vice President-Controller (Principal Accounting Officer)	February 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 27th day of February, 2012.

VIRGIN MEDIA HOLDINGS INC.

By:	/S/ ROBERT C. GALE
Name:	Robert C. Gale
Title:	Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Dresser and Eamonn O’Hare, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ JAMES F. MOONEY James F. Mooney	President and Sole Director (Principal Executive Officer)	February 27, 2012

/S/ EAMONN O’HARE Eamonn O’Hare	Chief Financial Officer (Principal Financial Officer)	February 27, 2012

/S/ ROBERT C. GALE Robert C. Gale	Assistant Treasurer (Principal Accounting Officer)	February 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 27th day of February, 2012.

VIRGIN MEDIA (UK) GROUP, INC.

By:	/S/ ROBERT C. GALE
Name:	Robert C. Gale
Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Dresser and Eamonn O’Hare, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ ROBERT C. GALE Robert C. Gale	Director (Principal Financial Officer and Principal Accounting Officer)	February 27, 2012

/S/ JOANNE TILLBROOK Joanne Tillbrook	Director (Principal Executive Officer)	February 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 27th day of February, 2012.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED

By:	/S/ ROBERT C. GALE
Name:	Robert C. Gale
Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Dresser and Eamonn O’Hare, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ ROBERT C. GALE Robert C. Gale	Director	February 27, 2012

/S/ JOANNE TILLBROOK Joanne Tillbrook	Director	February 27, 2012

/S/ NEIL BERKETT Neil Berkett	Chief Executive Officer (Principal Executive Officer)	February 27, 2012

/S/ EAMONN O’HARE Eamonn O’Hare	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2012

/S/ JAMES F. MOONEY James F. Mooney	Authorized Representative in the United States	February 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 27th day of February, 2012.

VIRGIN MEDIA INVESTMENTS LIMITED

By:	/S/ ROBERT C. GALE
Name:	Robert C. Gale
Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Gale and Robert Mackenzie, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ ROBERT C. GALE Robert C. Gale	Director	February 27, 2012

/S/ JOANNE TILLBROOK Joanne Tillbrook	Director	February 27, 2012

/S/ NEIL BERKETT Neil Berkett	Chief Executive Officer (Principal Executive Officer)	February 27, 2012

/S/ EAMONN O’HARE Eamonn O’Hare	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2012

/S/ JAMES F. MOONEY James F. Mooney	Authorized Representative in the United States	February 27, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1**	Form of Indenture.

4.2**	Form of Debt Securities (included in Exhibit 4.1).

5.1**	Opinion of Milbank, Tweed, Hadley & McCloy LLP, as to the legality of the securities being registered.

12.1**	Computation of Ratios of Earnings to Fixed Charges.

23.1**	Consent of Ernst & Young LLP for Virgin Media Inc., Virgin Media Investment Holdings Limited and Virgin Media Investments Limited.

23.2**	Consent of Milbank, Tweed, Hadley & McCloy LLP is contained in its opinion filed as Exhibit 5.1.

24.1**	Power of Attorney (included on signature page).

25.1**	Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Indenture, on Form T-1.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the Registrant in connection with a specific offering, and incorporated herein by reference.

**	Filed herewith.